UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ALGORHYTHM HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3795478
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Algorhythm Holdings, Inc. 2022 Equity Incentive Plan

(Full title of the plans)

Gary Atkinson

Chief Executive Officer

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

At the 2025 annual meeting of stockholders of Algorhythm Holdings, Inc. (the “Company”) held on November 20, 2025 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), authorized for issuance thereunder to 5,000,000, plus annual increases equal to the least of: (i) 15% of the outstanding common stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year, or (ii) such lesser amount as determined by the board of directors of the Company. On December 31, 2025, the Company had 3,414,542 shares of its common stock issued and outstanding, 181,067 shares of common stock underlying outstanding stock options, and 1,138,163 shares of common stock underlying outstanding warrants. Accordingly, on January 1, 2026, an additional 710,066 shares of common stock were added to the number of shares authorized for issuance under the 2022 Plan. As of the date hereof, the number of shares of the Company’s common stock authorized for issuance under the 2022 Plan was 5,710,066 shares. Immediately prior to the Annual Meeting, the number of shares of the Company’s common stock Company available for issuance under the 2022 Plan was 1,667 shares. This Registration Statement on Form S-8 (this “Registration Statement”) covers an additional 5,708,399 shares of common stock issuable under the 2022 Plan.

This Registration Statement also includes a reoffer prospectus (the “reoffer prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used for the reoffer and resale of up to 1,788,974 shares of common stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are being offered for resale by certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus (together, the “Selling Stockholders”). The shares consist of shares of common stock held by certain of the Selling Stockholders, shares of common stock issuable upon the exercise of non-qualified stock options that were granted to certain of the Selling Stockholders, and shares of common stock underlying restricted stock awards granted to certain of the Selling Stockholders. The inclusion of these shares in this Registration Statement does not necessarily represent a present intention by any of the Selling Stockholders to sell any or all such shares of common stock.

Of the 1,788,974 shares of common stock begin offered for sale under this prospectus, 1,721,338 shares were issued or are issuable under awards granted to the Selling Stockholders under the 2022 Plan. Of the remaining 67,636 shares, 43,818 shares of common stock are issuable upon the exercise of outstanding stock options and 23,818 shares of common stock underlie a restricted stock award that were granted to certain Selling Stockholders under equity compensation plans that were not approved by the Company’s stockholders.

Pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 previously filed with respect to the 2022 Plan (File No. 333-268106) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the 2022 Plan with documents that contain information related to the 2022 Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each recipient who receives shares of common stock covered by this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2022 Plan as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

Attention: Corporate Secretary

REOFFER PROSPECTUS

1,788,974 Shares of Common Stock Offered by the Selling Stockholders

This reoffer prospectus relates to the public resale, from time to time, by certain persons identified herein in the section entitled “Selling Stockholders” of up to 1,788,974 shares of common stock, $0.01 par value, of Algorhythm Holdings, Inc. (the “Company”, the “registrant,” “we,” “our” or “us”). The Selling Stockholders acquired, or may acquire, these shares from us pursuant to The Signing Machine Company, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) or as awards under equity compensation plans that were not approved by stockholders. You should read this prospectus carefully before you invest in our common stock.

Such resales shall take place on The Nasdaq Stock Market, LLC, or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” beginning on page 5 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses associated with the registration and offering will be borne by us.

This reoffer prospectus has been prepared for the purpose of registering shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”), to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares of common stock covered by this reoffer prospectus. The Selling Stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.” The last reported sale price of our common stock on The Nasdaq Capital Market on April 13, 2026 was $1.08 per share.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2026

You should rely only on the information contained in this reoffer prospectus or any prospectus supplement or amendment. Neither we nor the Selling Stockholders have authorized any other person to provide you with information that is different from, or is in addition to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this reoffer prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders in this prospectus.

A prospectus supplement may also add, update or change information included in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in the prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus. You should rely only on the information contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This reoffer prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this reoffer prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, this public offering and the distribution of this reoffer prospectus applicable to that jurisdiction.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	our ability to fund our future growth;
●	our ability to executed upon our business plan;
●	our ability to attract and retain management;
●	market acceptance and demand of our services;
●	labor shortages and changes in employee compensation costs;
●	our ability to maintain and increase the value of our businesses;
●	changes in consumer preferences;
●	our ability to incorporate new and changing technologies;
●	the impact of inflation and other pricing pressures on our business;
●	the affect of competition and consolidation in the industries in which we operate;
●	the impact of any failure of our information technology system, any breach of our network security, and any unlawful disclosure of confidential customer information;
●	our ability to comply with applicable international, federal, state and local laws and regulations;
●	our ability to protect our trademarks and other intellectual property;
●	our ability to obtain debt, equity or other financing on favorable terms, or at all;
●	the condition of the securities and capital markets generally;
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected;
●	other economic, competitive, governmental (including new tariffs), legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations and pricing;

and statements of assumption underlying any of the foregoing, as well as any other factors relating to our industry, our operations and results of operations and the securities being offered hereby, including the risks factors described in the section of this prospectus entitled “Risk Factors” beginning on page 3 of this prospectus.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this reoffer prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus.

Overview

We are an artificial intelligence (“AI”) technology company focused on the growth and development of SemiCab. SemiCab is an AI-enabled software logistics and distribution business that utilizes its proprietary technology platform to enable retailers, brands and transportation providers to address common supply chain problems globally. We operate our SemiCab business through our subsidiary, SemiCab Holdings, LLC.

Prior to August 1, 2025, we had a second business, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products to retailers and ecommerce partners globally through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation, SMC-Music, Inc., a Florida corporation, The Singing Machine Company, Inc., a Delaware corporation, and RIME Holdings, LLC, and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company, and SMCB Solutions Private Limited, an Indian company.

Our SemiCab Technology Platform

Traditional logistics platforms and systems optimize visible demand by optimizing individual lanes within the logistics network. Freight planning, execution, and exception management rely heavily on manual workflows and fragmented systems. As volumes increase, costs typically scale linearly with headcount, limiting profitability and operational flexibility.

Our SemiCab technology platform is an AI-enabled, cloud-based collaborative transportation platform that operates at the network level. It achieves the scalability required to predict and optimize millions of loads and hundreds of thousands of trucks. It uses real-time data from application programming interface (“API”)-based load tendering and pre-built integrations with transportation management system (“TMS”) partners, warehouse management system (“WMS”) partners, and electronic logging device partners to orchestrate collaboration across manufacturers, retailers, distributors, and their carriers. It uses AI and machine learning predictions and advanced predictive optimization models to enable fully loaded round trips. By pooling demand and supply across shippers, regions, and timeframes, the platform identifies return legs and cross-lane flows that are invisible under conventional planning models. This approach enables structural efficiency improvements rather than episodic or temporary gains.

The platform directly supports stronger unit economics and capital efficiency for our customers. It has successfully enabled individual operators to manage more than 2,000 loads annually. As volumes increase, our customers benefit from lower cost per load, greater asset utilization, lower administrative overhead and more predictable service levels. By automating network-level decision-making, the platform allows organizations to scale throughput without proportional increases in labor, infrastructure, or overhead.

We are focused on expanding and enhancing our SemiCab technology platform to provide better transportation services to our customers as well as to automate operational processes. The objective of these additions and enhancements is to build additional functionality and improve or automate existing functions. This will make us more efficient, lower our costs of operation, enable us to provide more consistent and reliable services, and reduce potential human error in our processes targeting transportation execution and billing.

We employ a dedicated software development team that maintains and enhances our SemiCab technology platform.

1

Our Service Offering

Our service offering consists of contract-based, long-haul, full truckload transportation logistics and distribution services that utilize our SemiCab technology platform. We currently provide our services in India and are actively marketing our services in the United States and Europe.

Managed Services

In India, we offer our services through a managed services model to retailers, suppliers, manufacturers and other shippers through our own network of shippers and brokers. We primarily focus on full truck load and over-the-road transportation services. Our services are sold directly to shippers via bids for transportation services. These bids are typically awarded for a selected number of routes for a pre-determined period of time, normally up to a year.

SaaS-Based Services

In the U.S. and other countries, we offer our services through a software-as-a-service (“SaaS”) model called “Apex” by selling subscriptions to shippers, carriers and third-party logistics providers (“3PLs”) to utilize our SemiCab technology platform. Our software enables shippers and carriers to better manage their freight network by creating optimal lane bundles for bidding and optimized execution of loads with better control over their data and analytics. Our software enables 3PLs to better manage their operations for transportation execution by assisting them with shipper management, carrier management, document management, load operations management, invoicing, integration services, and reporting and analytics.

Apex optimizes both visible and predicted demand across the entire freight ecosystem, completely redefining the efficiencies that can be achieved within a logistics network. Through Apex, shippers, carriers and 3PLs can:

●	launch their own branded logistics operating systems, embedding SemiCab’s AI logic, dashboards, and APIs;
●	create multi-party freight networks that reduce empty miles and unlock shared efficiencies;
●	integrate seamlessly with existing TMS, WMS, and telematics systems through open APIs; and
●	use predictive analytics and benchmarking to identify cost savings and improve yield per lane.

Our SemiCab technology platform enhances traditional logistics platforms by providing them with predictive, self-learning orchestration that automates network coordination at scale. It continuously learns from network activity, dynamically adjusting routing, pooling, and capacity allocation in real time.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal business address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, and our telephone number is (954) 800-0425. We maintain our corporate website at https://ir.algoholdings.com/. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.algoholdings.com/investor-filings#/ our annual, quarterly, and current reports, and amendments to those reports, if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the “Investor Relations” section of our website.

Our common stock is quoted on the Nasdaq under the symbol “RIME”. We file annual, quarterly, and current reports, proxy statements and other information with the Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet at the SEC’s website at https://www.sec.gov.

2

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein, which include certain of our executive officers, employees, consultants and directors. Accordingly, we will not realize any proceeds from the sale of the shares of our common stock. We may receive proceeds from the exercise of the stock options. However, no assurance can be given as to when or if any or all of the stock options will be exercised and, if they are, that they will be exercised for cash. If any stock options are exercised for cash, the proceeds we receive therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares of common stock will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

We are registering for resale the shares of common stock covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired, or may acquire, these shares from us pursuant to the 2022 Plan or under equity compensation plans that were not approved by stockholders. The shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with their respective terms and conditions. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

The following table sets forth, based on information provided to us by the Selling Stockholders or known to us, the name of each Selling Stockholder, the nature of any position, office or other material relationship, if any, which the Selling Stockholder has had, within the past three years, with us or with any of our predecessors or affiliates. It also sets forth the number and percentage of shares of our common stock beneficially owned by the Selling Stockholders immediately prior to and immediately after this offering, and the number of shares of our common stock being offered for resale by the Selling Stockholders.

	Number of Shares Beneficially		Number of Shares	Number of Shares Beneficially
	Owned Prior to Offering (1)		Being	Owned After Offering (1) (2)
Stockholders	Number	Percent (%)	Offered	Number	Percent (%)
Gary Atkinson (3)	46,447	*	740,597	160	*
Alex Andre (4)	45,873	*	281,427	—	*
Harvey Judkowitz (5)	31,156	*	50,585	103	*
Bernardo Melo (6)	29,635	*	58,595	101	*
Ajesh Kapoor (7)	128,762	*	128,762	—	*
Vivek Sehgal (8)	149,719	*	149,247	472	*
Scott Thorn (9)	29,298	*	58,595	—	*
Kapil Gupta (10)	29,298	*	58,595	—	*
Leticia Raele (11)	5,786	*	112,571	—	*
Gregory Sichenzia (12)	150,000	*	150,000	—	*

*	less than 1%

3

(1)	The number and percentage of shares beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act based on 14,651,665 shares of common stock outstanding on April 13, 2026. Under this rule, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of April 13, 2026 through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2)	Assumes that all shares of common stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of common stock or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares of common stock that will be sold pursuant to this offering or the number or percentage of shares of common stock that each Selling Stockholder will own upon completion of this offering.

(3)	The shares of common stock beneficially owned by Mr. Atkinson prior to this offering consist of 160 shares of common stock and 46,287 shares of common stock underlying a stock option. The shares of common stock registered for resale by Mr. Atkinson hereunder consist of 740,597 shares of common stock underlying a stock option. Mr. Atkinson serves as our Chief Executive Officer and the Chairman of our board of directors.

(4)	The shares of common stock beneficially owned by Mr. Andre prior to this offering consist of 23,818 shares of common stock underlying a restricted stock award and 22,055 shares of common stock underlying stock options. The shares of common stock registered for resale by Mr. Andre hereunder consist of 23,818 shares of common stock underlying a restricted stock award and 257,609 shares of common stock underlying stock options. Mr. Andre serves as our Chief Financial Officer and General Counsel.

(5)	The shares of common stock beneficially owned by Mr. Judkowitz prior to this offering consist of 11,624 shares of common stock, 9,766 shares of common stock underlying a restricted stock award, and 9,766 shares of common stock underlying a stock option. The shares of common stock registered for resale by Mr. Judkowitz hereunder consist of 11,521 shares of common stock, 19,532 shares of common stock underlying a restricted stock award and 19,532 shares of common stock underlying a stock option. Mr. Judkowitz serves as a member of our board of directors.

(6)	The shares of common stock beneficially owned by Mr. Melo prior to this offering consist of 101 shares of common stock, 9,766 shares of common stock underlying a restricted stock award, and 19,768 shares of common stock underlying a stock option. The shares of common stock registered for resale by Mr. Melo hereunder consist of 19,532 shares of common stock underlying a restricted stock award and 39,063 shares of common stock underlying a stock option. Mr. Melo serves as a member of our board of directors and served as our Chief Revenue Officer until August 1, 2025.

(7)	The shares of common stock beneficially owned by Mr. Kapoor prior to this offering and which are being registered for resale by Mr. Kapoor hereunder consist of 127,762 shares of common stock. Mr. Kapoor serves as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and as a member of our board of directors.

(8)	The shares of common stock beneficially owned by Mr. Sehgal prior to this offering consist of 149,719 shares of common stock. The shares of common stock registered for resale by Mr. Sehgal hereunder consist of 149,247 shares of common stock. Mr. Sehgal serves as the Chief Product Officer of SemiCab Holdings.

(9)	The shares of common stock beneficially owned by Mr. Thorn prior to this offering consist of 9,766 shares of common stock underlying a restricted stock award and 19,532 shares of common stock underlying a stock option. The shares of common stock registered for resale by Mr. Thorn hereunder consist of 19,532 shares of common stock underlying a restricted stock award and 39,063 shares of common stock underlying a stock option. Mr. Thorn serves as a member of our board of directors.

(10)	The shares of common stock beneficially owned by Mr. Gupta prior to this offering consist of 9,766 shares of common stock underlying a restricted stock award and 19,532 shares of common stock underlying a stock option. The shares of common stock registered for resale by Mr. Gupta hereunder consist of 19,532 shares of common stock underlying a restricted stock award and 39,063 shares of common stock underlying a stock option. Mr. Gupta serves as a member of our board of directors.

4

(11)	The shares of common stock beneficially owned by Ms. Raele prior to this offering consist of 5,786 shares of common stock underlying a stock option. The shares of common stock registered for resale by Ms. Raele hereunder consist of 112,571 shares of common stock underlying stock options. Ms. Raele serves as our Controller.

(12)	The shares of common stock beneficially owned by Mr. Sichenzia prior to this offering and which are being registered for resale by Mr. Sichenzia hereunder consist of 150,000 shares of common stock.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares of common stock covered by this prospectus at various times. We will not receive any of the proceeds from the sale of the shares offered for sale by the Selling Stockholders under this prospectus. The aggregate proceeds that will be received by the Selling Stockholders from the sale of the shares will be the price for which the shares are sold less any discounts and commissions. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. To our knowledge, no lling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price for the shares of common stock offered by the Selling Stockholders to the public may be:

●	fixed prices;

●	the market price prevailing at the time of sale;

●	a price related to such prevailing market price;

●	negotiated prices; or

●	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	ordinary brokerage transactions in which the broker solicits purchasers;

●	through options, swaps or derivatives;

●	in transactions to cover short sales;

5

●	privately negotiated transactions;

●	market sales (both long and short to the extent permitted under the federal securities laws);

●	at the market transactions to or through market makers or into an existing market for the shares;

●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

●	any other methods permitted by applicable law; or

●	in a combination of any of the aforementioned methods of sale.

The Selling Stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares of common stock at a stipulated price per share and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire shares of common stock from a Selling Stockholder as principal may thereafter resell the shares from time to time in transactions that may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the Nasdaq at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price, or in negotiated transactions.

If the Selling Stockholders enter into arrangements with brokers or dealers, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by the broker-dealers or agents and any profit they receive on the resale of the shares of common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

We can provide no assurance that the Selling Stockholders will sell any or all of the shares offered under this prospectus, nor can we provide any assurance that the Selling Stockholders will not transfer, distribute, devise or gift the shares by other means not described in this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

6

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the shares of common stock offered for sale in this prospectus. In particular, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for, an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

●	may not engage in any stabilization activities in connection with our common stock;

●	may not cover short sales by purchasing shares of our common stock while the distribution is taking place; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock offered for sale in this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the shares of common stock offered for sale in this prospectus. The Selling Stockholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2025 that are incorporated by reference in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm. The audit report issued by M&K CPAS, PLLC in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2024 that are incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm. The audit report issued by Marcum LLP in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://algoholdings.com/filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website is not, and should not be, considered part of this prospectus and is not incorporated by reference into this prospectus.

7

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede the information contained in this prospectus. In all cases, you should rely on the subsequently filed information rather than different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 2, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 23, 2026, and February 27, 2026; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on July 14, 2022, and any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of: (1) the completion of the offering of our shares of common stock pursuant to this prospectus, and (2) the date we stop offering our shares of common stock pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 800-0425

8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 2, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 23, 2026, and February 27, 2026.

●	The description of our common stock that is contained in our Annual Report on Form 10-K filed with the SEC on July 14, 2022, including any amendments or supplements thereto.
●	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Names Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our by-laws, as amended.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

II-1

Our certificate of incorporation and bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising from the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and bylaws also provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Additionally, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

II-2

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	The Singing Machine Company, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2022)
4.2	Amendment to The Singing Machine Company, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2025)
10.1	Stock Option, dated February 13, 2025, issued by Algorhythm Holdings, Inc. to Alex Andre (incorporated by reference to Exhibit 10.2 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 18, 2025)
10.2	Restricted Stock Award, dated February 13, 2025, issued by Algorhythm Holdings, Inc. to Alex Andre (incorporated by reference to Exhibit 10.3 in Algorhythm Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on February 18, 2025)
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Marcum LLP
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-3

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on April 17, 2026.

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Atkinson his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Atkinson	Chief Executive Officer and Director	April 17, 2026
Gary Atkinson	(Principal Executive Officer)

/s/ Alex Andre	Chief Financial Officer and General Counsel	April 17, 2026
Alex Andre	(Principal Financial Officer)

/s/ Harvey Judkowitz	Director	April 17, 2026
Harvey Judkowitz

/s/ Bernardo Melo	Director	April 17, 2026
Bernardo Melo

/s/ Ajesh Kapoor	Director	April 17, 2026
Ajesh Kapoor

/s/ Scott Thorn	Director	April 17, 2026
Scott Thorn

/s/ Kapil Gupta	Director	April 17, 2026
Kapil Gupta

II-5